UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2022 (November 28, 2022)
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On November 28, 2022, AMC Networks Inc. (the “Company”) commenced a restructuring plan (the “Plan”) designed to achieve significant cost reductions, in light of “cord cutting” and the related impacts being felt across the media industry as well as the broader economic outlook. The Plan encompasses initiatives that will include, among other things, strategic programming assessments and organizational restructuring costs. As a result of the Plan, the programming assessments pertain to a broad mix of owned and licensed content, including legacy television series and films that will no longer be in active rotation on the Company’s linear or digital platforms. The Company may realize some future licensing and other revenue associated with some of the owned titles.

The Company estimates it will incur approximately $350 million to $475 million in pre-tax restructuring charges comprised of:

•strategic programming assessments leading to content charges of approximately $300 million to $400 million; and

•organizational restructuring costs, including severance, retention and other costs, of approximately $50 million to $75 million.

Of the amounts above, the estimated cash expenditures resulting from the Plan are estimated to be in the range of approximately $75 million to $100 million, the majority of which will be made in 2023.

While the Company's restructuring efforts are ongoing, including further strategic assessments of programming that could result in additional charges above the estimate provided above, the restructuring initiatives under the Plan are expected to be substantially completed by the end of 2023.

Charges related to the Plan will be reported in “restructuring and other related charges” in the Company’s consolidated statement of income.

The estimated charges and costs noted above are subject to certain assumptions. Actual results may differ materially as a result of several important factors, including the risks and uncertainties described under the heading “Forward-Looking Statements” below.

Forward-Looking Statements

This Current Report on Form 8-K may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include statements regarding the Company’s ability to realize future licensing revenue associated with some of the owned titles, estimated cash expenditures from the organization restructuring, and the possibility of additional charges from the strategic analysis of content programming. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including the Company’s business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	December 1, 2022	By:	/s/ Patrick O'Connell
Patrick O'Connell
Executive Vice President and Chief Financial Officer